                                  SCHEDULE 14A

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Section 240.14a-12

                                  SCHAWK, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                              [SCHAWK LETTERHEAD]


                                  SCHAWK, INC.
                                1695 RIVER ROAD
                          DES PLAINES, ILLINOIS 60018

                 NOTICE OF 2002 ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 15, 2002

To the Stockholders of SCHAWK, INC.:

Notice is hereby given that the 2002 Annual Meeting of the Stockholders of Schawk, Inc. will be held at 10:00 a.m. (local time), Wednesday, May 15, 2002, at Schawk Chicago, 1600 E. Sherwin Avenue, Des Plaines, Illinois, for the following purposes:

         1.       Election of the Board Directors for Schawk, Inc.

         2. Ratification of the selection of Ernst & Young LLP as the independent auditors of Schawk, Inc. for fiscal year 2002.

         3. Transaction of such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The close of business on March 28, 2002, has been fixed as the record date for the determination of stockholders entitled to receive notice of and to vote at said meeting and any adjournment or adjournments thereof. The stock transfer books of Schawk, Inc. will not be closed.

                                            By Order of the Board of Directors,


                                            /s/ A. ALEX SARKISIAN
Des Plaines, Illinois                       A. ALEX SARKISIAN, Esq.
April 11, 2002                              Executive Vice President and
                                            Corporate Secretary

                                  SCHAWK, INC.
                                 1695 RIVER ROAD
                           DES PLAINES, ILLINOIS 60018
                                 (847) 827-9494

                                 PROXY STATEMENT

                   FOR THE 2002 ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 15, 2002

                                  INTRODUCTION

         This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Schawk, Inc. ("Schawk" or the "Company") for use at the 2002 Annual Meeting of Stockholders to be held at 10:00 a.m. (local time), Wednesday, May 15, 2002, at Schawk Chicago, 1600 E. Sherwin, Des Plaines, Illinois, and at any adjournment thereof (the "Annual Meeting"). This Proxy Statement and the accompanying proxy are first being mailed on or about April 11, 2002, to stockholders of record at the close of business on March 28, 2002.

PROPOSALS

         The purpose of the Annual Meeting is to: (i) elect the Board of Directors of the Company; (ii) ratify the appointment of Ernst & Young LLP as the independent auditors of the Company for fiscal year 2002; and (iii) transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

PROXIES AND SOLICITATION

         Any person signing and mailing the enclosed proxy may revoke the proxy at any time prior to its exercise by: (i) executing a subsequent proxy; (ii) notifying the Corporate Secretary of the Company of such revocation in a written notice received by him at Schawk, Inc., 1695 River Road, Des Plaines, Illinois 60018, prior to the Annual Meeting; or (iii) attending the Annual Meeting and voting in person.

         The cost of solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone or facsimile by Directors of the Company (each a "Director" and collectively, the "Directors") and executive officers and regular employees of the Company. The Company does not now expect to pay any compensation for the solicitation of proxies, but may reimburse brokers and other persons holding shares in their names or in the names of nominees for their expenses in sending proxy material to principals and obtaining their proxies. Equiserve, First Chicago Trust Division, the transfer agent and registrar of the Company's Class A Common Stock, may aid in the solicitation of proxies and will be reimbursed for any expenses incurred as a result of any such activity.

         Shares of the Company represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated in the proxies. Unless otherwise instructed in the proxy, the agent named in the proxy intends to cast the proxy votes in the following manner: (i) FOR the election of the nominees for Directors of Schawk;
(ii) FOR the ratification of Ernst & Young LLP as independent auditors of the Company for fiscal year 2001; and (iii) in the best judgment of the persons named in the proxy as agent, upon any other matters which may properly come before the Annual Meeting.

QUORUM REQUIREMENTS AND VOTING

         The presence, in person or by proxy, of the holders of a majority of the Company's Class A Common Stock outstanding on the record date is required for a quorum at the Annual Meeting. Abstentions will be treated as shares present and entitled to vote for purposes of determining whether a quorum is present, but will not be voted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a proxy returned by a broker indicates that the broker does not have discretionary authority to vote some or all of the shares covered thereby for any matter submitted to the stockholders for a vote, such shares will be considered to be present for purposes of determining whether a quorum is present, but will not be considered to be present and entitled to vote at the Annual Meeting.

         As to all anticipated votes, each share of Class A Common Stock will have one (1) vote as to each matter to be voted on at the Annual Meeting. Stockholders entitled to vote or to execute proxies are stockholders of record at the close of business on March 28, 2002. The Company had 21,432,840 shares of Class A Common Stock outstanding on such date. The stock transfer books of the Company will not be closed.

INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

         No person being nominated as a Director is being proposed for election pursuant to any agreement or understanding between any such person and the Company.

                       PROPOSAL 1: ELECTION OF DIRECTORS

         At the meeting, seven Directors are to be elected to the Company's Board. The size of the Company's Board of Directors has been fixed at eight members in accordance with the Company's By-laws. The Board intends to fill the vacancy on the Board, but has not identified any candidate to date. Any person appointed by the Board to fill such vacancy in accordance with the Company's By-laws during 2002 will be up for election at the 2003 Annual Meeting.

         Each of the Directors elected at the Annual Meeting will hold office for a term of one year, expiring at the Annual Meeting of Stockholders to be held in 2003, and thereafter until a successor shall be duly elected and qualified. Unless authority to vote is withheld, proxies received in response to this solicitation will be voted FOR the election of the nominees named hereafter, each of whom presently serves as a Director of the Company. It is not contemplated that any of the nominees will be unable or will decline to serve; however, if such a situation arises, the shares represented by the proxies being solicited will be voted FOR the election of a nominee or nominees designated by the Board of Directors of the Company. Proxies may not be voted for more than the seven nominees included in this Proxy Statement.

         Assuming a quorum is present, an affirmative vote of the holders of a plurality of the shares, present and voting at the meeting, is required for a nominee to be elected as a Director. Therefore, abstentions and shares for which authority to vote is not given will have no effect on the election of Directors.

         The Board of Directors is responsible for the overall affairs of the Company. The Board of Directors had four meetings in 2001. Each member of the Board of Directors attended at least 75% of the aggregate of: (i) the total number of meetings of the Board of Directors held; and (ii) the total number of meetings held by all committees of the Board of Directors on which such Director served.

         The Board of Directors currently has an Executive Committee, an Audit Committee, a 401(k) Administration Committee and an Option Committee, whose members are elected by the Board of Directors. The present members of the Executive Committee are: Clarence W. Schawk, David A. Schawk, A. Alex Sarkisian, John T. McEnroe and Hollis W. Rademacher. The Executive Committee is authorized to act on behalf of the Board of Directors in the management of the business and the affairs of the Company and acts for the Board of Directors with respect to compensation matters. The Executive Committee met once in 2001.

         Judith W. McCue, Hollis W. Rademacher and Leonard S. Caronia have been appointed as members of the Audit Committee. The Audit Committee recommends the selection of the Company's independent public accountants, reviews and approves their fee arrangements, examines their detailed findings and reviews areas of possible conflicts of interest and sensitive payments. The Board of Directors has adopted a written charter for the Audit Committee that outlines the responsibilities and processes of the Audit Committee. The members of the Audit Committee are "independent" Directors as such term is defined in Sections 303.01(B)(2)(a) and (3) of New York Stock Exchange's listing standards. The Audit Committee met four times in 2001.

         The 401(k) Administration Committee is composed of David A. Schawk and
A. Alex Sarkisian. The 401(k) Administration Committee reviews and selects the agent managing the 401(k) plan and evaluates the participative values. The 401(k) Administration Committee met once in 2001.

         The Option Committee members are Judith W. McCue, Hollis W. Rademacher, John T. McEnroe and Leonard S. Caronia. The Option Committee evaluates the performance of key personnel and makes incentive awards in the form of future exercisable options. The Option Committee met twice in 2001.

         The following is a list of the nominees for election as Directors of the Company, followed by a brief biographic statement of each nominee:

                            NOMINEES FOR ELECTION AS
                            DIRECTORS OF THE COMPANY

                               CLARENCE W. SCHAWK
                                 DAVID A. SCHAWK
                             A. ALEX SARKISIAN, ESQ.
                              JUDITH W. MCCUE, ESQ.
                              JOHN T. MCENROE, ESQ.
                              HOLLIS W. RADEMACHER
                               LEONARD S. CARONIA

         Clarence W. Schawk has been Chairman of the Board of the Company since September 1992, when he was also appointed to the Executive Committee. He served as Chief Executive Officer of Filtertek Inc., the Company's predecessor ("Filtertek"), from September 1992 until February 1993. Clarence W. Schawk also served as Chairman of the Board of the corporation previously known as Schawk, Inc. ("Old Schawk") from 1953 until the merger (the "Merger") of Old Schawk and affiliated companies into Filtertek in 1994 and served as Chief Executive Officer until June 1994. He is the father of David A. Schawk, President and Chief Executive Officer of the Company. Clarence W. Schawk previously served as President and a Director of the International Prepress Association. Mr. Schawk also served as a Director of Old Schawk until the Merger. Age: 76

         David A. Schawk was appointed Chief Operating Officer of the Company in September 1992 and elected Chief Executive Officer and President in February 1993. He was appointed to the Board of Directors in September 1992. David A. Schawk served as the President of Old Schawk from 1987 until the Merger. David
A. Schawk serves on the Company's Executive and 401(k) Administration Committees. David A. Schawk is the son of Clarence W. Schawk. David A. Schawk currently serves as a Director of the International Prepress Association. Mr. Schawk also served as a Director of Old Schawk until the Merger. Age: 46

         A. Alex Sarkisian, Esq., was appointed Executive Vice President in 1994 and has served on the Company's Board of Directors and as Corporate Secretary since September 1992. Mr. Sarkisian was the Executive Vice President and Secretary of Old Schawk from 1988 and 1986, respectively, until the Merger. Mr. Sarkisian also served as a Director of Old Schawk until the Merger. He is a member of the Executive and 401(k) Administration Committees. Age: 50

         Judith W. McCue has been a partner with McDermott, Will & Emery since 1995. Prior thereto, Ms. McCue was a partner with Keck, Mahin & Cate where she practiced from 1972 to 1995. Ms. McCue was appointed Director of the Company in September 1992 and is a member of the Audit and Option Committees. Age: 54

         John T. McEnroe, Esq., has been a partner with the law firm of Vedder, Price, Kaufman & Kammholz, counsel to the Company, since May 1992. Prior to this position, he was a partner with the law firm of Keck, Mahin & Cate where he practiced from 1976 to 1992. Mr. McEnroe was appointed a Director of the Company in September 1992 and is a member of the Executive and Option Committees. Age:
50

         Hollis W. Rademacher held various positions with Continental Bank, N.A., Chicago, Illinois, from 1957 to 1993 and was Chief Financial Officer of Continental Bank Corporation, Chicago, Illinois, from 1988 to 1993. Mr. Rademacher is currently self-employed in the fields of consulting and investments in Chicago, Illinois. Mr. Rademacher was appointed a director of the Company in 1994 and is a member of the Executive, Audit and

Option Committees. Mr. Rademacher also serves as a director of CTN Media Group, The Restaurant Company and Wintrust Financial Corporation. Age: 66

         Leonard S. Caronia was appointed a Director of the Company in October 2000. Mr. Caronia is the Co-Founder and Managing Director of the investment banking firm Cochran, Caronia & Company. Prior to forming his company in 1997, Mr. Caronia served as Managing Director of Coopers & Lybrand Securities, LLC. Prior to that, Mr. Caronia was employed at First Chicago Corporation from 1980 until 1993 and was Corporate Senior Vice President and Head of Investment Banking. He is also a member of the Audit and Option Committees. Age: 50

         Currently, all nonemployee Directors of the Company (except for Mr. McEnroe) receive a $500 fee for attendance at each regularly scheduled or special board or committee meeting. All Directors are also reimbursed for ordinary and necessary expenses incurred in attending Board or committee meetings. All nonemployee Directors have received options under the Company's 1991 Outside Directors' Formula Stock Option Plan (the "Outside Directors' Plan"). See "Executive Compensation -- Stock Plans -- 1991 Outside Directors' Formula Stock Option Plan."

         The following is a brief biographical statement of James J. Patterson, the Chief Financial Officer of the Company:

         James J. Patterson was appointed Senior Vice President and Chief Financial Officer in December 1997. Prior to joining the Company, Mr. Patterson was Vice President - Strategic Purchasing of IMC Global Inc. from March 1996 to September 1997. Mr. Patterson was Vice President and Chief Financial Officer of The Vigoro Corporation from 1993 until it was acquired by IMC Global Inc. in 1996. From 1990 to 1992, Mr. Patterson was Vice President and Controller of Great American Management and Investment, Inc., a diversified holding company, and Vice President and Controller of Capsure Holdings, Inc., a holding company in the specialty insurance business. Mr. Patterson is a Certified Public Accountant. Age: 45

         Officers are elected by the Board of Directors at the first meeting of the newly elected Board of Directors held after each Annual Meeting of Stockholders. Officers hold office for a term of one year and thereafter until a successor has been duly elected and qualified.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE
                    NOMINEES NAMED IN THIS PROXY STATEMENT.

                             EXECUTIVE COMPENSATION

         The table below sets forth certain information for fiscal years 2001, 2000 and 1999 with respect to the annual and other compensation paid by the Company to: (i) the Chairman of the Board of Directors; (ii) the President and Chief Executive Officer; and (iii) the other executive officers of the Company who were most highly compensated in 2001 (collectively, the "Named Executive Officers") for services rendered in all capacities to the Company.

                                             SUMMARY COMPENSATION TABLE

                                                ANNUAL COMPENSATION          LONG-TERM COMPENSATION
                                      ------------------------------------   ----------------------
                                                                                      AWARDS
                                                                                   -----------

                                                                              RESTRICTED    SECURITY
          NAME AND                                             OTHER ANNUAL     STOCK      UNDERLYING       ALL OTHER
     PRINCIPAL POSITION         YEAR      SALARY    BONUS     COMPENSATION(1)   AWARDS    OPTIONS/SARS   COMPENSATION(2)
--------------------------      ----      ------    -----     ---------------   ------    ------------   ---------------

Clarence W. Schawk,             2001    $ 61,595      --           --            --         50,000          $3,380
   Chairman                     2000     100,000      --           --            --         50,000           5,300
                                1999     142,408      --           --            --         50,000           8,800

David A. Schawk,                2001     436,800      --         $4,880          --        100,000           8,500
   President and CEO            2000     436,800      --          6,569          --         30,719           8,500
                                1999     436,800  $ 70,500        8,041          --         95,000           8,800

A. Alex Sarkisian,              2001     218,400    75,000        8,086          --         45,000           8,500
   Executive Vice President     2000     218,400   120,000        8,086          --         13,072           8,500
   and Corporate Secretary      1999     218,400   120,000        8,086        4,237        40,000           8,800

James J. Patterson,             2001     185,000    54,750          --           --         35,000           8,500
   Senior Vice President and    2000     185,000    83,580          --           --         25,000           8,500
   Chief Financial Officer      1999     173,250    15,000          --           --         25,000           8,800


------------------------------

(1)     Consists primarily of life insurance premiums.

(2) Reflects matching contributions made pursuant to the Company's 401(k) plans to the accounts of such individuals.

         The table below sets forth certain information with respect to stock options granted during fiscal year 2001 to the Named Executive Officers.



                                       OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                           NUMBER OF
                           SHARES OF      PERCENTAGE OF                                POTENTIAL REALIZABLE VALUE
                         CLASS A COMMON       TOTAL                                    AT ASSUMED ANNUAL RATES OF
                             STOCK         OPTIONS/SARS                                 STOCK PRICE APPRECIATION
                           UNDERLYING       GRANTED TO      EXERCISE                         FOR OPTION TERM
                          OPTIONS/SARS     EMPLOYEES IN       PRICE     EXPIRATION    ---------------------------
          NAME              GRANTED        FISCAL YEAR       ($/SH)        DATE          5%($)           10%($)
--------------------     --------------    -----------      --------    ---------     ------------   ------------
 Clarence W. Schawk           50,000           12.01%          $8.90      2/27/11       $279,858      $   709,215
 David A. Schawk             100,000           24.03%          $8.90      2/27/11       $559,716      $ 1,418,431
 A. Alex Sarkisian            45,000           10.81%          $8.90      2/27/11       $251,872      $   638,294
 James J. Patterson           35,000            8.41%          $8.90      2/27/11       $195,901      $   496,451


         The table below sets forth certain information with respect to options and SARs exercised by the Named Executive Officers during fiscal year 2001 and with respect to options and SARs held by the Named Executive Officers at the end of fiscal year 2001. The value of unexercised options and SARs at the end of fiscal year 2001 is based on the closing price of $11.00 reported on the New York Stock Exchange ("NYSE") on December 31, 2001.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION/SAR VALUES


                                                       NUMBER OF SECURITIES
                                                      UNDERLYING UNEXERCISED            VALUE OF UNEXERCISED
                                                          OPTIONS/SARS AT           IN-THE-MONEY OPTIONS/SARS AT
                           SHARES                        DECEMBER 31, 2001                DECEMBER 31, 2001
                         ACQUIRED ON     VALUE     ---------------------------    ---------------------------------
          NAME           EXERCISE (#)   REALIZED   EXERCISABLE   UNEXERCISABLE    EXERCISABLE($)   UNEXERCISABLE($)
  -------------------    ------------   --------   -----------   -------------    --------------   ----------------
  Clarence W. Schawk          --           --          270,671         50,500         576,287           131,448
  David A. Schawk             --           --          367,501         77,445         731,377           185,245
  A. Alex Sarkisian           --           --          144,503         34,595         310,582            82,468
  James J. Patterson          --           --           68,050         31,950         127,171            81,767




EMPLOYMENT AGREEMENTS

         In January 1991, the Company entered into employment agreements with Clarence W. Schawk and David A. Schawk to serve as executive officers. These agreements, upon review of comparable base salaries for executives of similarly situated companies, have been amended and restated effective October 1, 1994. Each employment agreement, as amended and restated in October 1994, provides for an initial term of 10 years (through December 31, 2004), with one-year extensions thereafter unless terminated by either the Company or the executive. Each employment agreement provides for payment of a base salary, adjustable annually by the Board of Directors based upon a merit review and to account for inflation, as well as an annual bonus consisting of short- and long-term incentives. Clarence W. Schawk's employment agreement provided for a base salary of $61,595 for the calendar year 2001, and David A. Schawk's employment agreement provided for a base salary of $436,800 for the calendar year 2001.

         The short-term bonus plan contemplates cash payments of 5.0% and 3.0% of the excess of "adjusted net income" over $10.0 million with respect to Clarence W. Schawk and David A. Schawk, respectively. "Adjusted net income" means annual net income after taxes but before bonuses to the Chairman and the President of the Company and amortization of goodwill resulting from acquisitions of the Company consummated after January 1, 1995. The amounts of such cash payments are subject to adjustment based upon the Company's financial performance during the relevant fiscal year. The long-term bonus plan contemplates a noncash distribution of options calculated to equal 5.0% and 3.0% of the excess of "adjusted net income" over $10.0 million for Clarence W. Schawk and David A. Schawk, respectively.

STOCK PLANS

         2001 Equity Option Plan

         In 2001, the Company and its stockholders approved the amendment and restatement of the Company's 1988 Equity Option Plan as the 2001 Equity Option Plan ("Stock Incentive Plan") pursuant to which an aggregate of 3,252,250 shares of Class A Common Stock have been reserved for issuance pursuant to options and other benefits which have been or may be granted to officers, key employees and nonaffiliated directors. The Option Committee of the Board of Directors administers the Stock Incentive Plan. Under the Stock Incentive Plan, the Option Committee is authorized to determine the officers and other employees who shall participate in the Stock Incentive Plan, the sizes, types, terms and conditions of options or other benefits to be granted and establish and amend the rules and regulations for the Stock Incentive Plan.

         Awards may be made under the Stock Incentive Plan in the form of stock and stock equivalent awards, incentive stock options ("ISOs"), nonstatutory stock options ("NSOs"), stock appreciation rights related to an option, stock appreciation rights not related to an option and stock depreciation rights, or a combination thereof.

Since its inception in 1988, awards have only been made in the form of ISOs and NSOs. The Option Committee has voted not to make any awards in the form of stock depreciation rights.

         NSOs or ISOs may be granted to officers and other employees of the Company. The exercise price with respect to any option may not be less than the fair market value of the Class A Common Stock on the date of grant. "Fair market value" will be determined by averaging the highest and lowest sales prices for the Class A Common Stock reported on the NYSE on the date of the grant. The right of the recipient to exercise the options will be subject to such vesting and forfeiture requirements and provisions as determined by the Option Committee and must be exercised within 10 years of the date of grant.

         Stock and stock equivalent awards may be made in the form of shares of Class A Common Stock or stock equivalents. Such awards may be subject to no contingencies or may be forfeitable and/or with restrictions on transfer as determined by the Option Committee. Awards may be made in the form of shares which are subject to restrictions on transfer. Unless otherwise provided by the Option Committee, a participant who receives shares of restricted Class A Common Stock shall have the right to vote the shares and to received dividends thereon from the date of issuance, unless and until forfeited. Stock equivalent awards shall be paid to the participant either in shares of Class A Common Stock having a fair market value equal to the maturity value of the award or in cash equal to the maturity value of the award or in such combination thereof as the Option Committee shall, in its sole discretion, determine.

         Stock appreciation rights may be granted alone or with respect to options granted concurrently or subsequently under the Stock Incentive Plan. Each stock appreciation right permits the recipient thereof to receive cash or shares of Class A Common Stock (or a combination thereof) having a fair market value equal to the difference between the fair market value of the Class A Common Stock or related option, as the case may be, on the date the stock appreciation right is exercised and such fair market value on the date the stock appreciation right was awarded. To the extent that a stock appreciation right was awarded with respect to an option, exercise of the stock appreciation right will result in a pro rata reduction in the number of shares subject to such option.

         1991 Outside Directors' Formula Stock Option Plan

         The Company's Outside Directors' Plan, as amended, provides that each "Outside Director" (defined in the Outside Directors' Plan as any Director who is not a compensated employee of the Company) receive a nonqualified stock option to purchase 5,000 shares upon his or her election, and subsequent reelection, to the Board of Directors at an exercise price equal to the fair value of such shares on the date of election or reelection as a Director. Only the number of shares specified by such formula is eligible for grant under the Outside Directors' Plan. Options granted under the Outside Directors' Plan are exercisable for a term of 10 years from the date of grant and vest in one-third increments on the date of grant and on the first and second anniversaries of the date of grant. In 2001, Mr. McEnroe, Ms. McCue, Mr. Rademacher and Mr. Caronia each received options to purchase 5,000 shares at a per share exercise price of $9.60.

         Employee Stock Purchase Plan

         The Schawk, Inc. Employee Stock Purchase Plan (the "Stock Purchase Plan") was established to provide employees of the Company and participating subsidiaries an opportunity to own an equity interest in the Company and, through such ownership, to promote their identification with the interest of stockholders, to stimulate their commitment to the business objectives of the Company and the maintain their motivation through the opportunity to share in the growth of the Company. Employees that participate in the plan may buy Class A Common Stock through payroll deductions at a price equal to 85% of the lesser of the fair market value of the Class A Common Stock on the first trading day of the quarter or the last trading day of the quarter. The maximum number of shares issuable under the Stock Purchase Plan shall not exceed 1 million. The maximum amount of Class A Common Stock that may be purchased by an individual employee in any fiscal year is $25,000.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Decisions regarding the cash compensation paid to Clarence W. Schawk, David A. Schawk, Mr. Sarkisian and Mr. Patterson were made by the Executive Committee of the Board of Directors for fiscal year 2001. Awards under the Stock Incentive Plan will be administered by the Option Committee. The members of the Executive

Committee are Clarence W. Schawk, David A. Schawk, A. Alex Sarkisian, John T. McEnroe and Hollis W. Rademacher. Mr. McEnroe does not receive cash compensation from the Company. The Option Committee is comprised of the Company's Outside Directors. Messrs. Clarence W. Schawk, David A. Schawk and Sarkisian participated in the deliberations of the Executive Committee with regard to the compensation of executive officers other than themselves.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16 of the Securities Exchange Act of 1934, as amended, requires Directors, certain officers and certain other owners to periodically file notices of changes in beneficial ownership of the Company's Class A Common Stock with the Securities and Exchange Commission (the "SEC"). To the best of the Company's knowledge, during 2001 all required filings were timely submitted.

                     JOINT REPORT ON EXECUTIVE COMPENSATION

         Under the supervision of the Executive Committee and the Option Committee, the Company has developed and implemented compensation policies, plans and programs which seek to enhance the profitability of the Company, and thus stockholder value, by aligning the financial interests of the Company's executive officers with those of its stockholders. In furtherance of these goals, annual base salaries are generally set at or below competitive levels. Generally, the Company relies to a large degree on annual bonus, if any, and stock option incentives to attract and retain executive officers and other key employees of outstanding ability, and to motivate them to perform to the full extent of their abilities. Both types of incentive compensation are closely tied to the performance of the Company and the individual in a manner that encourages a sharp and continuing focus on building profitability and stockholder value.

         During 1993, the Executive Committee reviewed, reevaluated and approved an annual salary plan for the Company. This salary plan was developed based on industry, peer group and market surveys and performance judgments as to the past and expected future contributions of each individual executive officer, targeting the salaries to the median level of comparable companies. The plan was reviewed and updated in 1997.

         Individual bonus arrangements can be established for certain key executive officers to attain a particular or group of particular goals or levels of performance.

         The cash compensation paid to Clarence W. Schawk, David A. Schawk, Mr. Sarkisian and Mr. Patterson was determined by the Executive Committee and approved by the Board of Directors of the Company for fiscal year 2001.

         In January 1991, the Company entered into employment contracts with Clarence W. Schawk and David A. Schawk, respectively, after approval by the Board of Directors (Clarence W. Schawk and David A. Schawk abstaining from such vote). These agreements were amended and restated effective October 1, 1994, after a review of comparable base salaries for executives of similarly situated companies. The agreements provide for base salary and annual bonuses based on formula performance measures. The Board of Directors can adjust the base salary annually based upon merit review. See "Executive Compensation -- Employment Agreements."

         During each fiscal year the Option Committee considers the desirability of granting executive officers and other key employees of the Company stock options. The granting of stock options is based upon the overall performance of the Company and the performance of each particular employee. The Option Committee considers such performance and the recommendations of management in determining the amounts recommended to be granted. The Option Committee believes its pattern of grants has successfully focused the Company's executive officers and other key employees on building profitability and stockholder value. For fiscal 2001, options were granted to executive officers in furtherance of this philosophy. The number of options granted to the respective executive officers reflects the Option Committee's assessment of the particular officer's level of responsibility and its desire to match the award level with the executive's responsibility level. The purpose of these awards is to reward such officers for their performance with respect to the Company and to give such officers a stake in the Company's future, which is directly aligned with the creation of stockholder value.

         The Executive Committee does not believe that the provisions of the Revenue Reconciliation Act of 1993 will limit the deductibility of compensation expected to be paid by the Company; however, the Executive Committee will continue to evaluate the impact of such provisions and take such actions as it deems appropriate.

         This report is submitted by the members of the Company's Executive Committee and Option Committee.

                Executive Committee:      Option Committee:
                Clarence W. Schawk        Judith W. McCue
                David A. Schawk           John T. McEnroe
                A. Alex Sarkisian         Hollis W. Rademacher
                John T. McEnroe           Leonard S. Caronia
                Hollis W. Rademacher

                                PERFORMANCE GRAPH

         The graph below sets forth a comparison of the yearly percentage change in the cumulative total return for the five-year period beginning December 31, 1996, on the Company's Class A Common Stock, the RUSSELL 2000 Small Stock Index ("RUSSELL 2000"), a broad-based market index, and a peer group (the "Peer Group") of common stocks which includes Schawk and two other companies which the Company selected based on the comparable businesses of these companies. Currently, the Peer Group consists of Applied Graphics Technologies, Inc., Matthews International Corporation and Schawk. The Company intends to continue to evaluate and identify potential companies which may be appropriate for its Peer Group.





                              [PERFORMANCE GRAPH]
















         The relative performance of the Company's Class A Common Stock, the RUSSELL 2000 and the Peer Group is as follows:



           NAME                1996        1997       1998       1999       2000       2001
-------------------------      ----        ----       ----       ----       ----       ----
Schawk, Inc..............      100.00     132.11      166.06     104.31     108.31     137.50
RUSSELL 2000 Index.......      100.00     122.20      118.86     140.06     134.60     135.99
Peer Group...............      100.00     165.30      111.68      76.80      67.46      89.70



         The Joint Report on Executive Compensation and the Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the "Securities Act") or under the Exchange Act except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information regarding the shares beneficially owned as of March 28, 2002: (i) by each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Class A Common Stock; (ii) by each Director of the Company, including the nominees for reelection as Directors; (iii) by each Named Executive Officer; and (iv) by all Directors and executive officers of the Company as a group. All information with respect to beneficial ownership has been furnished to the Company by the respective stockholders.



                                                                  AMOUNT OF BENEFICIAL        PERCENTAGE OF CLASS
                   NAME OF BENEFICIAL OWNER                           OWNERSHIP(1)                OUTSTANDING
  -------------------------------------------------------------   ---------------------       -------------------
  Clarence W. Schawk(2)......................................          10,914,757(3)                   50.2%
  David A. Schawk(2).........................................           1,834,474(4)                    8.4%
  A. Alex Sarkisian..........................................           1,466,190(5)(6)                 6.8%
  James J. Patterson.........................................             118,438(7)                    *
  John T. McEnroe............................................              62,687(8)                    *
  Judith W. McCue............................................              49,960(9)                    *
  Hollis W. Rademacher.......................................              35,950(10)                   *
  Leonard S. Caronia.........................................               8,950(11)                   *
  Cathy Ann Schawk(2)(12)....................................           1,098,871(13)                   5.1%
  Judith Lynn Gallo(2)(14)...................................             904,262(15)                   4.2%
  Lisa Beth Stearns(2)(16)...................................             863,760(17)                   4.0%
  Myron M. Kaplan............................................           1,938,500(18)                   9.0%
  Rutabaga Capital Management................................           1,160,500(19)                   5.4%
  Executive Officers and Directors as a group (8 persons)....          14,491,406(20)                  64.1%



------------------------------
*       Less than 1%
(1) Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power.
(2) Each is a member of Clarence W. Schawk's immediate family (the "Schawk Family"). The address for each of the Schawk Family members is 1695 River Road, Des Plaines, Illinois 60018.
(3) Includes currently exercisable options to purchase 304,171 shares; 630,313 shares held directly by Mr. Schawk's wife; and 8,017,524 shares held by SGK Investments Limited Partnership (the "Schawk Family Partnership"), a family limited partnership, with respect to which Mr. Schawk or his wife has voting power. Clarence W. Schawk is the managing general partner of the Schawk Family Partnership and has investment power with respect to all of the 9,194,822 shares of Class A Common Stock held by the Schawk Family Partnership. Does not include 1,177,298 shares held by the Schawk Family Partnership for which Clarence W. Schawk does not have voting power, shares beneficially owned by Clarence
        W. Schawk's son, David A. Schawk, or shares beneficially owned by Clarence W. Schawk's daughters, Cathy Ann Schawk, Judith Lynn Gallo and Lisa Beth Stearns, or held in family trusts for the benefit of certain of his grandchildren. Clarence W. Schawk does not share voting power over shares of the Company held by or on behalf of his children or grandchildren.
(4) Includes currently exercisable options to purchase 450,546 shares and 91,673 shares held by the Schawk Family Partnership with respect to which Mr. Schawk has voting power. Mr. Schawk is a general partner of the Schawk Family Partnership. Does not include shares beneficially owned by David A. Schawk's father, Clarence W. Schawk, or shares beneficially owned by or held in family trusts for the benefit of David
        A. Schawk's sisters, Cathy Ann Schawk, Judith Lynn Gallo and Lisa Beth Stearns, and certain of Clarence W. Schawk's grandchildren. Includes 475 shares held in joint tenancy and as custodian for minors gifted to David
        A. Schawk's friends.
(5)     Includes currently exercisable options to purchase 183,598 shares.
(6) Includes 800,649 shares held by various Schawk Family trusts for the benefit of certain of Clarence W. Schawk's grandchildren and 465,777 shares held by the Schawk Family Partnership with respect to which Mr. Sarkisian has voting power as trustee for Clarence W. Schawk's grandchildren.
(7)     Includes currently exercisable options to purchase 104,600 shares.
(8) Includes currently exercisable options to purchase 39,960 shares, 20,220 shares owned indirectly by his spouse and 1,001 shares held in a retirement trust account.
(9) Includes currently exercisable options to purchase 39,960 shares and the indirect ownership of 10,000 shares held in retirement trust accounts.
(10)    Includes currently exercisable options to purchase 34,950 shares.
(11)    Includes currently exercisable options to purchase 4,950 shares.

(12) Ms. Schawk is the daughter of Clarence W. Schawk and sister of David A. Schawk, Judith Lynn Gallo and Lisa Beth Stearns.
(13) Includes 289,500 shares held by the Schawk Family Partnership with respect to which Ms. Schawk has voting power.
(14)    Ms. Gallo is the daughter of Clarence W. Schawk and the sister of David
        A. Schawk, Cathy Ann Schawk and Lisa Beth Stearns.
(15) Includes 156,000 shares held by the Schawk Family Partnership with respect to which Ms. Gallo has voting power. Does not include shares held in trust for the benefit of Ms. Gallo's child.
(16) Ms. Stearns is the daughter of Clarence W. Schawk and the sister of David A. Schawk, Cathy Ann Schawk and Judith Lynn Gallo.
(17) Includes 174,348 shares held by the Schawk Family Partnership with respect to which Ms. Stearns has voting power. Does not include shares held in trusts for the benefit of Ms. Stearns' children.
(18) Based on information disclosed in Amendment No. 2 to Schedule 13G filed by Mr. Kaplan with the Securities and Exchange Commission on January 29, 2002. Mr. Kaplan's address is P.O. Box 385, Leonia, New Jersey 07605.
(19) Based on information disclosed in a Schedule 13G filed by Rutabaga Capital Management with the SEC on January 23, 2002. The address for Rutabaga Capital Management is 64 Broad Street, 3rd Floor, Boston, Massachusetts 02109.
(20) Includes currently exercisable options to purchase an aggregate of 1,162,735 shares held by certain executive officers and Directors.

                              CERTAIN TRANSACTIONS

         Clarence W. Schawk owns Geneva Waterfront, Inc. ("Geneva Waterfront") a Wisconsin corporation that owns the Geneva Inn, a hotel in Lake Geneva, Wisconsin. In 2000, the Company received an advance payment of $600,000 from Geneva Waterfront to be applied to amounts owed to the Company, future monthly accounting fees and other fees generated by the Company for services rendered on behalf of Geneva Waterfront. As of December 31, 2001, $247,470 of this advance remained payable to Geneva Waterfront. In March 2002, the Company paid in full the balance due on the advance.

         The Company's facility at 1600 East Sherwin Avenue, Des Plaines, Illinois is leased from Graphics IV, Ltd., an Illinois limited partnership, whose partners are the children of Clarence W. Schawk. The amount paid in 2001 under the current lease was $660,000.

         On April 1, 2002, 1655 LLC, an Illinois limited liability company whose sole member is Clarence W. Schawk, purchased from the Company the property and building located at 1655 River Road, Des Plaines, Illinois, for $750,000. Based on a third party appraisal, management believes that the purchase price it received is as favorable or better than the price that would have been obtained in an arm's-length transaction. The building located on the property is not currently being leased. The Company retained a right of first refusal to repurchase the land and building from 1655 LLC.

                PROPOSAL 2: RATIFICATION OF INDEPENDENT AUDITORS

         The Board of Directors, based upon the recommendation of the Audit Committee, has selected Ernst & Young LLP as the independent auditors for the Company for fiscal year 2002, subject to ratification of such selection by the stockholders. The affirmative vote of a majority of the holders of the outstanding shares of the Class A Common Stock of the Company present or represented and entitled to vote at the Annual Meeting is required to ratify the selection of Ernst & Young LLP. Abstentions will have the effect of voting against Proposal 2.

         Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will be available to respond to any appropriate questions raised at the meeting and to make a statement if such representatives so wish.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2 TO RATIFY
                   THE SELECTION OF THE INDEPENDENT AUDITORS.

                             AUDIT COMMITTEE REPORT

         The Audit Committee of the Company's Board of Directors is composed of three independent Directors and operates under a written charter adopted by the Board of Directors and the Audit Committee. The Board appoints the Audit Committee, which shall consist of no fewer than three Directors. The Audit Committee assists the Board, through review and recommendation, in its oversight responsibility related to the quality and integrity of the Company's financial information and reporting functions, the adequacy and effectiveness of the Company's system of internal accounting and financial controls, and the independent audit process.

         The responsibility for the quality and integrity of the Company's financial statements and the completeness and accuracy of its internal controls and financial reporting process rests with the Company's management. The Company's independent public accountants, Ernst & Young LLP ("Ernst & Young"), are responsible for performing an audit and expressing an opinion as to whether the Company's financial statements are fairly presented, in all material respects, in conformity with generally accepted accounting principles.

         The Audit Committee reviewed and discussed with management and Ernst & Young the audited financial statements of the Company for the year ended December 31, 2001. The Audit Committee also reviewed and discussed with Ernst & Young the matters required to be discussed by Statement on Auditing Standards No. 61, as amended ("Communication with Audit Committees"), as currently in effect.

         Ernst & Young also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 ("Independence Discussions with Audit Committees"), as currently in effect. The disclosures described the relationships and fee arrangements between the firm and the Company. Consistent with Independence Standards Board Standard No. 1 and the SEC's "Revision of the Commission's Auditor Independence Requirements," which became effective February 5, 2001, the Audit Committee considered whether the provision of non-audit services by Ernst & Young to the Company for the fiscal year ended December 31, 2001 is compatible with maintaining Ernst & Young independence, and has discussed with representatives of Ernst & Young that firm's independence from the Company.

         The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and Ernst & Young. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that Ernst & Young is in fact "independent."

         Based on the above-mentioned reviews and discussions with management and Ernst & Young, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above, and as described in its charter, the Audit Committee, exercising its business judgment, recommended to the Board of Directors that the Company's audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the SEC.

         This report is submitted on behalf of the members of the Audit
Committee:

                                 Judith W. McCue
                                 Hollis W. Rademacher
                                 Leonard S. Caronia

         The foregoing Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

AUDIT FEES

         Ernst & Young has billed the Company $205,250, in the aggregate, for professional services rendered by them for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2001, and the reviews of the interim financial statements included in the Company's Quarterly Reports on Form 10-Q filed with the SEC during the fiscal year ended December 31, 2001.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         No professional services of the nature described in Regulation S-X Rule 2-01(c)(4)(ii) during the fiscal year ended December 31, 2001 were billed to the Company by Ernst & Young.

ALL OTHER FEES

         Ernst & Young has billed the Company $163,955, in the aggregate, for all other services rendered by them exclusive of those described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees," during the fiscal year ended December 31, 2001. This amount includes $26,800 for internal audit service and $137,155 for tax return review and tax consultation.

         The Audit Committee has considered whether the services described under the caption "Financial Information Systems Design and Implementation Fees" and "All Other Fees" performed by the independent auditors to the Company are compatible with maintaining the auditor's independence.

                                  OTHER MATTERS

         The Board of Directors knows of no matters other than those described above that may come before the Annual Meeting. As to other matters, if any, that properly may come before the Annual Meeting, the Board of Directors intends that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person voting the proxies.

                  STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

         Stockholder proposals for inclusion in the Company's Proxy Statement for the 2003 Annual Meeting of Stockholders must be received by the Company not later than December 11, 2002. The person submitting the proposal must have been a record or beneficial owner of shares of Class A Common Stock for at least one year, and the securities so held must have a market value of at least $1,000.

         Additionally, if a proponent of a stockholder proposal at the 2003 Annual Meeting of Stockholders fails to provide notice of the intent to make such proposal by personal delivery or mail to the Company on or before February 24, 2003 (or by an earlier or later date, if such date is established by amendment to the Company's By-laws), then any proxy solicited by management may confer discretionary authority to vote on such proposal.

                               By Order of the Board of Directors,


                               /s/ A. ALEX SARKISIAN
Des Plaines, Illinois          A. ALEX SARKISIAN, Esq.
April 11, 2002                 Executive Vice President and Corporate Secretary

         THE COMPANY'S FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2001 (EXCLUDING EXHIBITS UNLESS SPECIFICALLY INCORPORATED THEREIN) IS AVAILABLE WITHOUT CHARGE UPON REQUEST TO A. ALEX SARKISIAN, ESQ., CORPORATE SECRETARY, AT SCHAWK, INC., 1695 RIVER ROAD, DES PLAINES, ILLINOIS 60018, (847) 827-9494.

                                                                |
    Please mark your                                            |      4395
[X] vote as in this                                             |
    example.                                                    ------


         This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR proposals 1 and 2.

-------------------------------------------------------------------------------
THE BOARD OF DIRECTORS OF SCHAWK, INC. RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.
-------------------------------------------------------------------------------

                   FOR     WITHHELD FOR ALL                   2. FOR ratification of the selection          FOR    AGAINST   ABSTAIN
1. Election of     [ ]           [ ]                             of Ernst & Young LLP as independent        [ ]      [ ]       [ ]
   Directors                                                     auditors of Schawk, Inc. for fiscal
   (See Reverse)                                                 year 2002

   For, except vote withheld for the following nominee(s):    3. In his discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting.
   -----------------------------------


                                                                        Please sign exactly as name appears hereon, joint
                                                                        owners should each sign. When signing as
                                                                        Attorney, Executor, Administrator, or
                                                                        Guardian, please give full title as such. If
                                                                        signer is a corporation, please sign with the
                                                                        full corporation name by duly authorized
                                                                        officer or director.


                                                                        PLEASE MARK, SIGN, DATE, AND RETURN YOUR PROXY
                                                                        WITHOUT DELAY IN THE RETURN ENVELOPE PROVIDED
                                                                        FOR THAT PURPOSE, WHICH REQUIRES NO POSTAGE
                                                                        IF MAILED WITHIN THE UNITED STATES OR PUERTO
                                                                        RICO.

                                                                                  -------------------------------------------------

                                                                                  -------------------------------------------------
                                                                                  SIGNATURE(S)                           DATE

------------------------------------------------------------------------------------------------------------------------------------
                                                   /\ FOLD AND DETACH HERE /\


                    SCHAWK, INC.
        2002 ANNUAL MEETING OF STOCKHOLDERS



                                        SCHAWK CHICAGO
                                        1600 E. Sherwin Avenue
                                        Des Plaines, IL 60018


                                        DIRECTIONS

                                        FROM THE NORTH:
                                        Take 294 South and exit at Golf Rd. At
                                        the first stop sign, take a left. At the first light (Golf Rd.) take a right. At the second light, go left on River Rd. Continue south on River Rd. & through Des Plaines. Turn right on Maple. You will come to a stop sign about a block up onto Sherwin. The Plant is down the block to the right.

                                        FROM O'HARE AIRPORT:
                                        Take 190 out of O'Hare, following signs
                                        to Chicago. Exit at River Rd. (north).
                                        At Touhy Rd., turn left (west). Go to
                                        the next light, and turn right on Maple.
            [MAP] You will come to a stop sign about a block up from Touhy, veer left and take a left onto Sherwin. The Plant is down the block on the right.

                                        FROM CHICAGO:
                                        Take 90 West to 190 West. Stay in right
                                        lane, exit River Rd. North. When you
                                        come to Touhy, go left (west). Go to the next light, and turn right on Maple. You will come to a stop sign about a block up from Touhy, veer left and take a left on Sherwin. The Plant is down the block on the right.

                                  SCHAWK, INC.

                                  Schawk, Inc.
                  1695 River Road, Des Plaines, Illinois 60018

                                      PROXY

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned hereby appoints A. Alex Sarkisian, Esq. as Proxy, with the power to appoint his substitute and hereby authorizes him to represent and to vote as designated on the reverse side, all the shares of Schawk, Inc. Class A Common Stock held on record by the undersigned on March 28, 2002, at the Annual Meeting of Stockholders to be held on May 15, 2002, or any adjournment thereof.

1. FOR the Election of the nominees for Directors of Schawk.

Clarence W. Schawk                            Judith W. McCue, Esq.
David A. Schawk                               Hollis W. Rademacher
A. Alex Sarkisian, Esq.                       John T. McEnroe, Esq.
Leonard S. Caronia


                           (Continued on reverse side)

--------------------------------------------------------------------------------
                           /\ FOLD AND DETACH HERE /\





                [LOGO]
                SCHAWK

                ADMISSION TICKET                                [OBJECT]





                                                       2002 ANNUAL
                                                       MEETING OF
                                                       STOCKHOLDERS

                                                       Wednesday, May 15, 2002
                                                       Schawk, Inc.
                                                       To be held at
                                                       Schawk Chicago
                                                       1600 E. Sherwin Avenue
                                                       Des Plaines, IL 60018
                                                       (847) 827-9494

                                                       AGENDA
                                         9:00 a.m.     Doors Open
                                        10:00 a.m.     Introduction and Welcome
                                                       Chairman's Remarks
                                                       Business Meeting
                                                       Management Presentation


--------------------------------------------------------------------------------
FOR FURTHER INFORMATION, CONTACT THE INVESTOR RELATIONS DEPARTMENT AT
(847)-827-9494, EXT. 238.                           SEE REVERSE FOR MAP OF AREA.